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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEWPORT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWPORT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2006

To the Stockholders of Newport Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at our corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on Wednesday, May 17, 2006, at 9:00 a.m. Pacific Time, for the purpose of considering and acting upon the following:

1.	To elect two Class II directors to serve for four years;

2.	To approve Newport’s 2006 Performance-Based Stock Incentive Plan; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 31, 2006 will be entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to vote by proxy prior to the meeting. Any stockholder attending the meeting may vote in person even if he or she has voted by proxy.

By order of the Board of Directors

Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

April 10, 2006

Irvine, California

Your vote is important. There are three ways to vote your shares by proxy:

•	Call the toll-free number listed on your proxy card;

•	Visit the Internet site address listed on your proxy card; or

•	Sign, date and return by mail in the envelope provided the enclosed proxy card.

If you choose to vote by mail, please do so promptly to ensure your proxy arrives in sufficient time.

NEWPORT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 17, 2006.

Solicitation of Proxies and Related Expenses

All expenses incurred in connection with this solicitation shall be borne by us. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses.

Mailing Date

This proxy statement and the accompanying proxy are being mailed on or about April 10, 2006 to our stockholders of record as of the close of business on March 31, 2006, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

Shares Outstanding

As of the record date, there were 40,594,676 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Voting Rights

A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In tabulating the voting result for any proposal requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote, abstentions will be considered shares present and entitled to vote, and broker non-votes will not be considered shares present and entitled to vote. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors. In determining whether any other proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

Vote Required

A quorum is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

Voting of Proxies

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may: call the toll-free number listed on the accompanying proxy; visit the Internet site address listed on the accompanying proxy; or complete, sign and date the proxy and return it in the envelope provided. The persons named as proxies in the accompanying proxy were designated by our Board and are our officers. All proxies that are properly received by us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees listed therein, and FOR the approval of Newport’s 2006 Performance-Based Stock Incentive Plan.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of the proxy.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2007 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than December 11, 2006 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. In addition, our bylaws contain procedures for stockholders to submit nominations of director candidates, which are discussed under the heading “Stockholder Nominations” on page 8.

Rule 14a-4 under the Securities Exchange Act of 1934, as amended, governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2007. If we do not receive any stockholder proposals for our 2007 annual meeting before February 24, 2007, we will be able to use our voting authority as outlined above.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2006 annual meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California 92606.

ANNUAL REPORT

Our annual report to stockholders for the fiscal year ended December 31, 2005 is being mailed concurrently with this proxy statement to all stockholders of record as of March 31, 2006. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of eight directors, divided into four classes. One class of directors is elected each year for a term of four years. At our 2006 annual meeting, two directors will be elected to serve as Class II directors until our annual meeting in 2010. Our Class III directors will continue to serve until our annual meeting in 2007, our Class IV directors will continue to serve until our annual meeting in 2008, and our Class I directors will continue to serve until our annual meeting in 2009.

CLASS II DIRECTOR NOMINEES

Our Board has nominated the individuals set forth below to serve as Class II directors until our annual meeting of stockholders in 2010:

Name	Principal Occupation	Age	Director Since
Robert L. Guyett	President and Chief Executive Officer, Crescent Management Enterprises, LLC	69	1990

Kenneth F. Potashner	Independent Investor	48	1998

Robert L. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. Since May 2003, he has also been Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics, power systems and high voltage capacitors. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher Reeve Foundation. Mr. Guyett serves on the board of directors of one other public company, Maxwell Technologies, Inc.

Kenneth F. Potashner was elected to the Board in 1998. From May 2003 to present, Mr. Potashner has been an independent investor. From 1996 to May 2003, Mr. Potashner was Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics, power systems and high voltage capacitors. From November 1998 to August 2002, Mr. Potashner was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. From 1996 to October 1998, he was also President and Chief Executive Officer of Maxwell Technologies. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991.

Unless otherwise instructed, the enclosed proxy will be voted in favor of the election of Mr. Guyett and Mr. Potashner as Class II directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote “FOR” the election of Mr. Guyett and Mr. Potashner as Class II directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
R. Jack Aplin	Independent Investor	74	IV	2008	1989

Robert G. Deuster	Chairman of the Board and Chief Executive Officer, Newport Corporation	55	I	2009	1996

Michael T. O’Neill	President and Chief Executive Officer, Miragene, Inc.	65	I	2009	2003

C. Kumar N. Patel	Professor of Physics and Astronomy, University of California, Los Angeles; Chairman and Chief Executive Officer, Pranalytica, Inc.	67	III	2007	1986

Richard E. Schmidt	Independent Investor	74	IV	2008	1991

Peter J. Simone	Independent Consultant	58	III	2007	2003

R. Jack Aplin was elected to the Board in 1989. From 1989 to the present, Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

Robert G. Deuster has served as our Chief Executive Officer and as a member of our Board of Directors since May 1996. In June 1997, he became Chairman of the Board. Mr. Deuster also served as our President from May 1996 until July 2004. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, and President of the APITECH Division from 1986 to 1989. Prior to joining Applied Power, Inc., Mr. Deuster held engineering and marketing management positions at General Electric Company’s Medical Systems Group.

Michael T. O’Neill was appointed to the Board in April 2003. Since November 2000, Mr. O’Neill has served as President and Chief Executive Officer of Miragene, Inc., a biotechnology company. From May 1995 to October 2000, Mr. O’Neill served as an independent consultant to several private companies in the biotechnology industry. From 1973 to 1995, Mr. O’Neill was employed by Beckman Instruments, Inc., a manufacturer of automated analytical systems for the life and health sciences market, in various management positions, most recently as Senior Vice President, Worldwide Commercial Operations from 1993 to 1995, and as Group Vice President, Life Sciences Operations from 1989 to 1993.

C. Kumar N. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Since February 2000, Dr. Patel has also served as Chairman and Chief Executive Officer of Pranalytica, Inc., a company involved in ultra-low level trace gas detection technologies. Previously, he was employed by AT&T Bell Laboratories, a telecommunications research company, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993, and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961.

Richard E. Schmidt joined us in September 1991 as Chairman of the Board and Chief Executive Officer. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position of President. Mr. Schmidt retired from the positions of President and Chief Executive Officer in May 1996 and from the position of Chairman in June 1997. He has continued to serve as a director following his retirement. From December 1990 to September 1991, Mr. Schmidt served as a consultant to Sundstrand Corporation, an aerospace and power transmission company. From September 1984 to December 1990, Mr. Schmidt was President and Chief

Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems, and was its Chairman from 1986 to December 1990.

Peter J. Simone was appointed to the Board in March 2003. Mr. Simone currently serves as an independent consultant to several venture capital firms and venture-funded private companies. From June 2001 to December 2002, Mr. Simone served as Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor manufacturing equipment company, prior to its acquisition by Novellus Systems, Inc. From August 2000 to February 2001, Mr. Simone was President and a director of Active Control eXperts, Inc. (“ACX”), a vibration isolation technology company. He was a consultant to ACX from January 2000 to August 2000. From April 1997 to January 2000, Mr. Simone served as President and Chief Executive Officer and a director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers. From December 1992 to November 1996, he served as Group Vice President of the Time/Data Systems Division of Simplex Time Recorder Company, Inc., a manufacturer of time, attendance, building life safety and security systems. Mr. Simone serves on the boards of directors of several non-public companies and serves on the boards of directors of three other public companies: Cymer, Inc., Sanmina-SCI Corporation and Veeco Instruments, Inc.

CORPORATE GOVERNANCE

We are committed to promoting the best interests of our stockholders by establishing sound corporate governance practices and maintaining the highest standards of responsibility and ethics. Our Board of Directors has adopted corporate governance guidelines, which consist of written standards relating to, among other things, the composition, leadership, operation and evaluation of the Board and its committees. The Corporate Governance and Nominating Committee of our Board reviews and evaluates, at least annually, the adequacy of and our compliance with such guidelines. A copy of our corporate governance guidelines is available on our Internet web site at www.newport.com. We will also provide an electronic or paper copy of these guidelines free of charge, upon request made to our Corporate Secretary.

Board of Directors

Independence

With the exception of Mr. Deuster, our Chairman and Chief Executive Officer, all of the members of our Board of Directors are “independent” as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Our Board has determined that no member has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The independence of each director is reviewed periodically to ensure that, at all times, at least a majority of our Board is independent.

Lead Independent Director

On the recommendation of the Corporate Governance and Nominating Committee of the Board, the independent directors appoint from among themselves a lead independent director to serve for a term of three years. No individual serves as lead independent director for consecutive terms. Mr. Potashner is currently serving as the lead independent director for a three-year term expiring in August 2006. The lead independent director participates in the leadership of the Board, serving as a focal point for discussions among the independent directors to facilitate their communication with each other and with management. The lead independent director presides over and sets agendas for private meetings of the independent directors, provides feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and Board management, and has other responsibilities as may be designated by the independent directors from time to time.

Meetings

It is the policy of our Board to hold at least four regular meetings each year, typically in February, May, August and November. The regular meeting held in May of each year coincides with our annual meeting of stockholders. Generally, all directors attend our annual meetings of stockholders and, in any event, at least a majority of the directors attend each annual meeting. All directors attended our 2005 annual meeting of stockholders, and it is anticipated that all directors will attend our 2006 annual meeting.

Our Board held eight meetings (including telephonic meetings) during the fiscal year ended December 31, 2005. Each director attended at least seventy-five percent of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served (during the periods that he served).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of the Board

Our Board has three separate standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted by the Board. A copy of the charter of the Audit Committee is included as Appendix A to this proxy statement. Copies of the charters of all standing committees are available on our Internet web site at www.newport.com. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary.

Audit Committee

The Audit Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), Patel and Simone. None of the members of the Audit Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. The Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission. The Audit Committee held nine meetings (including telephonic meetings) during the fiscal year ended December 31, 2005.

The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent auditors, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent auditors. The Audit Committee has, among other things, the responsibility to evaluate the qualifications and independence of our independent auditors; to review and approve the scope and results of the annual audit; to evaluate with our independent auditors our financial staff and the adequacy and effectiveness of our systems and internal control over financial reporting; to review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K; to review the content and clarity of our proposed communications with investors regarding our operating results and other financial matters; to review significant changes in our accounting policies; to establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present. The Audit Committee also has the responsibility to adopt and continually review and assess our investment policy; to oversee the management of our investment portfolio and evaluate the performance of our portfolio managers; and to review and approve or make recommendations to the Board with respect to certain significant capital spending proposals.

Compensation Committee

The Compensation Committee is comprised of three directors. The current members are Messrs. Aplin (Chairman), O’Neill and Potashner. Mr. Schmidt served as a member of the Compensation Committee until May 2005. None of the current members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Compensation Committee held two meetings during the fiscal year ended December 31, 2005. The Compensation Committee has the responsibility to develop guidelines for, evaluate and approve cash and equity compensation and benefit plans, programs and agreements for our Chief Executive Officer and other executive officers; to oversee the development of and to administer our long-term incentive plans, including equity-based incentive plans, and our stock purchase plans; and to develop guidelines for and approve grants of awards to key personnel under our equity-based incentive plans.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of three directors. The current members are Messrs. Potashner (Chairman), Guyett and O’Neill. Mr. Schmidt served as a member the Corporate Governance and Nominating Committee until May 2005. None of the current members of the Corporate Governance and Nominating Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Corporate Governance and Nominating Committee held four meetings during the fiscal year ended December 31, 2005.

The Corporate Governance and Nominating Committee has the responsibility to ensure that the Board is properly constituted to meet its fiduciary obligations to Newport and our stockholders and that we have and follow appropriate governance standards. To carry out this purpose, the Corporate Governance and Nominating Committee has the responsibility to develop, continually assess and monitor compliance with our corporate governance guidelines; to evaluate the size and composition of our Board, the criteria for Board membership and the independence of Board members; to oversee the evaluation of the performance of our Board and its committees and our management; and to assist our Board in establishing appropriate committees and to recommend members for such committees. The Corporate Governance and Nominating Committee also has the responsibility to identify, evaluate and recommend to our Board candidates for nomination and election as members of our Board.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies potential director candidates through a variety of sources, including recommendations made by current or former directors, members of our executive management, stockholders and business, academic and industry contacts. When appropriate, a search firm may be retained by the committee to identify director candidates.

The Corporate Governance and Nominating Committee reviews and assesses at least annually the size and composition of our Board and the criteria for Board membership, including independence, character, judgment, diversity, age, business background, experience and other relevant matters. Candidates for director are evaluated based on such established criteria and certain provisions of our bylaws. In accordance with our bylaws, no person is eligible to be elected or to serve as a director if such person is affiliated with any of our business competitors.

In evaluating a potential director candidate, the Corporate Governance and Nominating Committee considers all relevant information regarding the candidate, as well as the candidate’s ability and willingness to devote adequate time to Board responsibilities. The Corporate Governance and Nominating Committee considers the Board’s current and anticipated needs, and makes every effort to maintain an appropriate balance of business background, skills and expertise based on the variety of industries that we serve. When appropriate, the Corporate Governance and Nominating Committee will recommend qualified candidates for nomination by the full Board. Any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Corporate Secretary containing the same information regarding such candidates required for stockholder nominations as described under the heading “Stockholder Nominations” on page 8. The Corporate Governance and Nominating Committee will consider any such recommended candidates in the same manner as all other proposed candidates in accordance with these standards.

Stockholder Nominations

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering a written notice to our Corporate Secretary at least ninety days prior to the date corresponding to the record date of our previous year’s annual meeting in the event of election at an annual meeting, and at least seventy-five days prior to the initiation of solicitation to our stockholders for election in the event of election other than at an annual meeting. Such notice shall set forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares (if any) of our capital stock which are beneficially owned by such nominee, and (4) such other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected. If the Corporate Governance and Nominating Committee or the Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the Securities and Exchange Commission or other applicable laws or regulations, such nomination will be void.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to the Board, the Board committee or the individual director, as the case may be, in care of our Corporate Secretary, mailed or delivered to our corporate offices at 1791 Deere Avenue, Irvine, California 92606. Our Corporate Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a written code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and persons performing similar functions. Such code of ethics consists of standards that, among other things, are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the Securities and Exchange Commission and/or make in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to our Legal Department and/or our Audit Committee; and accountability for adherence to the code. A copy of our code of ethics is available on our Internet web site at www.newport.com. We will also provide an electronic or paper copy of the code of ethics free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, we will disclose the nature of such amendment or waiver on our Internet web site at www.newport.com or in a report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices. The Audit Committee of our Board has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. Our Audit Committee will oversee the handling of such concerns or complaints. The procedures for non-employees to submit concerns or complaints regarding accounting, internal accounting controls and auditing matters are available on our Internet web site at www.newport.com. We will also provide an electronic or paper copy of these procedures free of charge, upon request made to our Corporate Secretary.

EXECUTIVE OFFICERS

We currently have seven executive officers elected on an annual basis to serve at the pleasure of our Board:

Name	Age	Title
Robert G. Deuster	55	Chairman of the Board and Chief Executive Officer

Robert J. Phillippy	45	President and Chief Operating Officer

Charles F. Cargile	41	Senior Vice President, Chief Financial Officer and Treasurer

Jeffrey B. Coyne	39	Senior Vice President, General Counsel and Corporate Secretary

Bruce B. Craig	52	Vice President and General Manager, Lasers Division

Alain Danielo	59	Vice President and General Manager, Photonics and Precision Technologies Division

Gary J. Spiegel	55	Vice President, Worldwide Sales and Service

Mr. Deuster’s biography is presented on page 4. The biographies of our other executive officers are set forth below.

Robert J. Phillippy joined us in April 1996 as Vice President and General Manager of our Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager of the U.S. operations of our Industrial and Scientific Technologies Division (now our Photonics and Precision Technologies Division). In July 2004, he was appointed President and Chief Operating Officer. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

Charles F. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. In July 2004, he was appointed Senior Vice President, and in February 2005, he was appointed Treasurer. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation, a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

Jeffrey B. Coyne joined us in June 2001 as Vice President, General Counsel and Corporate Secretary. In July 2004, he was appointed Senior Vice President. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro, an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

Bruce B. Craig joined us in July 2004 as Vice President, Corporate Marketing, in connection with our acquisition of Spectra-Physics, Inc. and certain related entities (Spectra-Physics), a provider of lasers, laser-related technology and photonics products. In December 2004, he was appointed Vice President, Lasers Division, and in June 2005, he was appointed as Vice President and General Manager, Lasers Division. Prior to joining us, Mr. Craig was Vice President of Marketing for the Spectra-Physics Division of Thermo Electron Corporation. He joined Spectra-Physics in 1988, where he has held a variety of positions in general management, sales and marketing, engineering and product management.

Alain Danielo joined us in January 1995 as President and General Manager of our French subsidiary Micro-Controle S.A. In November 1995, he was elected Vice President of Newport with responsibility for our European Operations. In August 1999, he was appointed to the position of Vice President and General Manager of the European operations of our Industrial and Scientific Technologies Division (now our Photonics and Precision Technologies Division). In July 2004, Mr. Danielo was appointed Vice President and General Manager, Photonics and Precision Technologies Division, expanding his role to include responsibility for worldwide operations of the division. Prior to joining us, Mr. Danielo was Managing Director of the Electronics Division of Valeo S.A., an automobile parts company, from 1989 to 1995. From 1985 to 1989 he was General Manager of Molex France S.A.R.L., a manufacturer of electronic components.

Gary J. Spiegel was appointed to the position of Vice President with responsibility for domestic sales in June 1992. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. In July 2004, Mr. Spiegel was appointed Vice President, Sales and Service, Photonics and Precision Technologies Division. In December 2004, he was appointed Vice President, Worldwide Sales and Service. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific, a subsidiary of Micro-Controle SA, which we acquired in 1991.

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

The following table and narrative text discusses compensation earned during the fiscal years ended December 31, 2005, January 1, 2005 and December 31, 2003 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2005 and whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2005. These officers are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation(1) ($)
		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Robert G. Deuster(2)	2005	450,000	662,575	—	44,697
Chairman and	2004	415,385	408,739	110,000	42,207
Chief Executive Officer	2003	360,000	—	200,000	41,727

Robert J. Phillippy	2005	305,000	268,797	—	20,720
President and	2004	244,149	227,364	125,000	19,840
Chief Operating Officer	2003	192,942	—	100,000	17,718

Charles F. Cargile(3)	2005	300,000	337,820	—	22,387
Senior Vice President,	2004	305,954	225,794	56,250	21,949
Chief Financial Officer and Treasurer	2003	275,577	—	125,000	21,518

Jeffrey B. Coyne	2005	235,000	140,467	—	20,527
Senior Vice President,	2004	234,938	150,831	45,000	20,123
General Counsel and Corporate Secretary	2003	210,000	—	75,000	19,759

Alain Danielo(4)	2005	236,250	134,014	—	—
Vice President and General Manager,	2004	223,416	189,904	45,000	—
Photonics and Precision Technologies Division	2003	193,998	—	75,000	—

(1)	All other compensation consists of (i) company contributions to our 401(k) plan for each named executive officer, and (ii) company-paid premiums for term life insurance for the benefit of each named executive officer.

(2)	Mr. Deuster’s 2005 bonus includes an additional incentive payment in the amount of $124,615, which represents an amount that he was entitled to receive for achievement of non-financial goals in 2004, but that the Compensation Committee of our Board deferred and conditioned upon achievement of Newport’s financial objectives for 2005.

(3)	Mr. Cargile’s 2005 bonus includes an additional incentive payment in the amount of $68,840, which represents an amount that he was entitled to receive for achievement of non-financial goals in 2004, but that the Compensation Committee of our Board deferred and conditioned upon achievement of Newport’s financial objectives for 2005.

(4)	All compensation of Mr. Danielo is paid in Euro. The dollar amounts set forth in the table for Mr. Danielo’s salary and bonus have been converted utilizing the average annual currency exchange rates of €1:US$1.25, €1:US$1.24 and €1:US$1.13, for 2005, 2004 and 2003, respectively.

OPTION GRANTS

No stock options were granted to any of our named executive officers during the fiscal year ended December 31, 2005.

OPTION EXERCISES

No stock options were exercised by any of our named executive officers during the year ended December 31, 2005. The following table sets forth the number of shares underlying both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2005, and the values for “in-the-money” options that represent the total positive spread, if any, between the exercise prices of existing stock options and the market value of our common stock as of December 31, 2005, which was $13.54 per share.

Aggregated Options Exercised in Last Fiscal Year

and Fiscal Year End Option Values

Name	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Deuster	—	—	926,500	145,000	$4,351,964	$249,950

Robert J. Phillippy	—	—	285,000	125,000	824,556	151,750

Charles F. Cargile	—	—	280,000	81,250	219,562	151,438

Jeffrey B. Coyne	—	—	143,750	56,250	99,712	94,688

Alain Danielo	—	—	263,750	56,250	917,063	94,688

COMPENSATION OF DIRECTORS

Each non-employee director receives an annual fee of $25,000 and is reimbursed for expenses incurred in connection with attending Board and committee meetings. In addition, each non-employee director is paid $2,500 for each in person Board meeting attended, $1,500 for each telephonic Board meeting attended, $2,000 for each in person committee meeting attended, and $1,000 for each telephonic committee meeting attended. Each committee chairperson receives an additional $1,000 for each in person or telephonic committee meeting attended. The Board’s lead independent director, who is currently Mr. Potashner, is appointed from among the independent directors to serve for a three-year term and receives an additional annual fee of $6,000, prorated for any portion of a year during which he serves.

Each non-employee director receives annually, in January, an option to purchase 7,500 shares of our common stock, which vests in full on the first anniversary of the grant date. Each new non-employee director receives an option to purchase 16,000 shares of our common stock upon commencement of service as a director, which vests in 25% increments on each of the first four anniversaries of the grant date.

SEVERANCE AND OTHER AGREEMENTS

Severance Compensation Agreements

We have entered into a severance compensation agreement with each of our named executive officers and certain of our other executive officers providing for certain payments and benefits in the event that such officer’s employment is terminated within two years of a “change in control” of Newport (as defined in the agreement), unless such termination results from the officer’s death, disability or retirement, or the officer’s resignation for reasons other than “good reason” (as defined in the agreement), or constitutes a termination by us for “cause” (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer’s highest base salary during the twelve month period preceding termination (with the exception of Mr. Deuster, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer’s incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals; (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for twenty-four months; (iv) automatic vesting of all unvested restricted stock held by the officer; (v) payment of an amount equal to the difference between the exercise price and fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by the officer; and (vi) certain other benefits, including payment of an amount sufficient to offset any excess “parachute payment” excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code of 1986, as amended, and/or any comparable provision of state or foreign law.

In addition, our agreement with Mr. Phillippy provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to the same salary and bonus severance payments described above. Our agreement with Mr. Deuster provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to one-half of the salary severance payment and all of the bonus severance payment described above.

In connection with our acquisition of Spectra-Physics, we entered into an agreement with Mr. Craig which provides that if, during the first two years of his employment with us, his employment is terminated by us for reasons other than for “cause” (as defined in the agreement), death or disability, or if he resigns for “good reason” (as defined in the agreement), he will receive: (i) a lump sum severance payment equal to twelve months of his base salary in effect immediately prior to termination; (ii) a bonus payment equal to his incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals; (iii) continuation of benefits under our medical, dental and vision plans; and long-term disability insurance for twenty-four months; and (iv) automatic vesting of all unvested restricted stock then held by him. If such termination follows a “change in control” (as defined in the agreement), then, in addition to the foregoing severance benefits, all unvested stock options held by Mr. Craig will automatically vest and become immediately exercisable upon termination.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors, and certain other officers, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we indemnify our officers and directors against all fees, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and amounts paid in any settlement we approved) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2005 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, except that Mr. O’Neill did not timely report on Form 4 a purchase of 1,000 shares of common stock which occurred on March 10, 2005, but such purchase was subsequently reported on a Form 4 filed on March 16, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our acquisition of Spectra-Physics in July 2004, we issued 3,220,300 shares of our common stock to Thermo Electron Corporation (Thermo), which represented approximately 7.6% of our then-outstanding common stock. In June 2005, we purchased all of such shares from Thermo at a price of $13.56 per share for a total of $43.7 million. As a result, Thermo no longer owns more than five percent of our outstanding common stock, if any.

As part of the purchase price for Spectra-Physics, we issued a promissory note to Thermo in the principal amount of $50 million, which bears interest at 5% per annum, payable quarterly, and is due and payable in full on July 16, 2009. During 2005, we made interest payments to Thermo under this note totaling approximately $2.5 million.

In addition, we have entered into real property leases with Thermo for the facilities operated by Spectra-Physics located in Tucson, Arizona, Franklin, Massachusetts, and Rochester, New York. The lease for the Tucson, Arizona facility, which was assigned by Thermo to a subsequent owner of the property in July 2005, had provided for annual rental payments to Thermo in the amount of $562,000, subject to periodic adjustments. The lease for the Franklin, Massachusetts facility, which expired in January 2006, had provided for annual rental payments to Thermo in the amount of $321,112. The lease for the Rochester, New York facility has a term of five years expiring July 31, 2009, and provides for annual rental payments to Thermo in the amount of $200,000, subject to periodic adjustments.

We have entered into a supply agreement with Thermo pursuant to which each of Spectra-Physics and Thermo will supply certain products to the other party. Such supply agreement has a term of three years expiring July 16, 2007. It contains customary business terms and does not contain any fixed or minimum purchase commitments. During 2005, we purchased approximately $1.2 million in products from Thermo, and supplied approximately $1.8 million in products to Thermo, under the supply agreement. We have also entered into a transition services agreement with Thermo pursuant to which Thermo will, for a period of three years following the date of acquisition, continue to provide certain administrative support services, assistance and cooperation as needed by Spectra-Physics at standard hourly rates agreed to by the parties. During 2005, we paid Thermo approximately $11,800 for services provided under the transition services agreement.

INFORMATION REGARDING EQUITY COMPENSATION PLANS

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2005:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,663,034	$14.76	2,629,602
Equity Compensation Plans Not Approved by Security Holders(1)	450,190	$39.42	—

Total	5,113,224		2,629,602

(1)	The number of shares and weighted-average exercise price reflected in the table for equity compensation plans not approved by security holders exclude outstanding options to purchase 370,116 shares of our common stock at a weighted-average exercise price of $2.78, which were granted to employees and non-employees upon the assumption and conversion of former options to purchase shares of common stock of Micro Robotics Systems, Inc. (MRSI) in connection with our acquisition of MRSI in February 2002. These options were granted outside of a plan pursuant to individual nonqualified stock option agreements, and, therefore, no additional securities are available for future grants.

Equity Compensation Plans Not Approved by Security Holders

In November 1999, our Board adopted our 1999 Stock Incentive Plan (1999 Plan), pursuant to which nonqualified options to purchase shares of our common stock were granted to employees (excluding officers and members of our Board) from November 1999 until May 2001. In May 2001, upon the approval by our stockholders of our 2001 Stock Incentive Plan, the 1999 Plan was terminated for the purposes of future grants. As of December 31, 2005, options to purchase a total of 450,190 shares were outstanding under the 1999 Plan. All options granted under the 1999 Plan were granted at an exercise price equal to the fair market value of the common stock on the grant date, and generally vest in 25% increments on each of the first four anniversaries of the grant date. No option is exercisable more than ten years following the grant date. The right to exercise an option will terminate earlier in the event of termination of the continuous service (as defined in the option agreement) of the employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of March 31, 2006 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (2) each of our named executive officers; (3) each of our directors; and (4) all directors and executive officers as a group.

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)
	Number	Percentage
Private Capital Management, L.P. Bruce S. Sherman Gregg J. Powers 8889 Pelican Bay Blvd. Naples, FL 34108(3)	5,108,509	12.6%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401(4)	3,369,310	8.3%
Joseph L. Harrosh 40900 Grimmer Blvd. Fremont, CA 94538(5)	2,547,706	6.3%
Michael W. Cook Asset Management, Inc. d/b/a Cook Mayer Taylor 6000 Poplar Avenue, Suite 220 Memphis, TN 38119(6)	2,254,955	5.6%
R. Jack Aplin(7)	93,500	*
Charles F. Cargile(8)	283,475	*
Jeffrey B. Coyne(9)	166,872	*
Alain Danielo(10)	356,000	*
Robert G. Deuster(11)	1,002,242	2.4%
Robert L. Guyett(12)	156,500	*
Michael T. O’Neill(13)	28,000	*
C. Kumar N. Patel(14)	168,849	*
Robert J. Phillippy(15)	348,481	*
Kenneth F. Potashner(16)	62,926	*
Richard E. Schmidt(17)	156,139	*
Peter J. Simone(18)	29,000	*
All executive officers and directors as a group (14 persons)(19)	3,143,746	7.3%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2)	The beneficial ownership is calculated based on 40,594,676 shares of our common stock outstanding as of March 31, 2006. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of March 31, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	Consists of 5,093,409 shares of common stock with respect to which the holders have shared voting and shared dispositive power, and 15,100 shares of common stock with respect to which Bruce S. Sherman has sole voting and sole dispositive power. Mr. Sherman is Chief Executive Officer, and Gregg J. Powers is President, of Private Capital Management, L.P. (PCM). In these capacities, Messrs. Sherman and Powers exercise shared dispositive power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers also exercise shared voting authority with respect to shares held by those PCM clients that have delegated proxy voting authority to PCM, which delegation may be granted or revoked at any time at the client’s discretion. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 4 filed jointly by PCM and Messrs. Sherman and Powers with the Securities and Exchange Commission on February 14, 2006.

(4)	Consists of 3,369,310 shares of common stock with respect to which the holder has sole voting and sole dispositive power. The holder furnishes investment advice to certain investment companies and serves as investment manager to certain commingled group trusts and separate accounts. In its role as investment advisor or manager, the holder possesses investment and/or voting power over shares owned by such investment companies, trusts and accounts; however, all such shares are owned by such investment companies, trusts and accounts, and the holder disclaims beneficial ownership of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 1 filed by the holder with the Securities and Exchange Commission on February 6, 2006.

(5)	The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the Securities and Exchange Commission on February 3, 2006.

(6)	The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the Securities and Exchange Commission on December 2, 2005.

(7)	Consists of options to purchase 78,500 shares of common stock which are exercisable within 60 days of March 31, 2006, and 15,000 shares held by Mr. Aplin and his spouse as trustees of a family trust.

(8)	Includes options to purchase 271,250 shares of common stock which are exercisable within 60 days of March 31, 2006.

(9)	Includes options to purchase 162,500 shares of common stock which are exercisable within 60 days of March 31, 2006.

(10)	Includes options to purchase 282,500 shares of common stock which are exercisable within 60 days of March 31, 2006.

(11)	Consists of options to purchase 842,500 shares of common stock which are exercisable within 60 days of March 31, 2006; 15,000 shares held in a deferred compensation plan for the benefit of Mr. Deuster; 141,742 shares held by Mr. Deuster and his spouse as trustees of a family trust; 1,600 shares held by Mr. Deuster as trustee of trusts established for certain relatives, over which Mr. Deuster has sole voting and investment power; 700 shares held by Mr. Deuster’s daughter; and 700 shares held by Mr. Deuster’s son. Mr. Deuster disclaims beneficial ownership of the shares held by him as trustee of trusts established for certain relatives, and the shares held by his daughter and his son.

(12)	Consists of options to purchase 78,500 shares of common stock which are exercisable within 60 days of March 31, 2006, and 78,000 shares held by Mr. Guyett as trustee of a family trust.

(13)	Consists of options to purchase 23,000 shares of common stock which are exercisable within 60 days of March 31, 2006, and 5,000 shares held by Mr. O’Neill as trustee of a family trust.

(14)	Consists of options to purchase 90,500 shares of common stock which are exercisable within 60 days of March 31, 2006, and 78,349 shares held by Dr. Patel and his spouse as trustees of a family trust.

(15)	Includes options to purchase 310,000 shares of common stock which are exercisable within 60 days of March 31, 2006, 7,500 shares held in a deferred compensation plan for the benefit of Mr. Phillippy, and 24,214 shares held by Mr. Phillippy and his spouse as trustees of a family trust.

(16)	Includes options to purchase 54,500 shares of common stock which are exercisable within 60 days of March 31, 2006.

(17)	Consists of options to purchase 90,500 shares of common stock which are exercisable within 60 days of March 31, 2006, and 65,639 shares held by Mr. Schmidt and his spouse as trustees of a family trust.

(18)	Includes options to purchase 24,000 shares of common stock which are exercisable within 60 days of March 31, 2006, and 3,000 shares held by Mr. Simone and his spouse as trustees of a family trust.

(19)	Includes options to purchase 2,565,250 shares of common stock which are exercisable within 60 days of March 31, 2006, and 20,000 shares of restricted stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of three non-employee directors: Messrs. Aplin, O’Neill and Potashner, all of whom served on the Compensation Committee during 2005. In addition, Mr. Schmidt served on the Compensation Committee until May 2005. None of the current members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr. Schmidt served as one of our officers from 1991 to 1996. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

Committee Responsibility

The Compensation Committee is responsible for developing guidelines for, evaluating and approving executive officer cash and equity compensation and benefit plans, programs and agreements; overseeing the development of and administering Newport’s long-term incentive plans, including equity-based incentive plans, and Newport’s stock purchase plans; and developing guidelines for and approving grants of awards to key personnel under Newport’s equity-based incentive plans.

Executive Compensation Policy and Objectives

The Committee develops and administers Newport’s executive compensation policies and programs with two primary objectives: first, to attract, retain and motivate the high caliber executives required for the success of Newport’s business; and second, to motivate these executives to achieve short-term and long-term goals that enhance long-term stockholder value. To fulfill these objectives, the Committee has adopted the following policies:

•	to pay compensation that is competitive with other companies in Newport’s markets and in its geographic locations that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent;

•	to provide Newport’s executives with an annual incentive that is tied to the achievement of challenging performance objectives; and

•	to provide Newport’s executives with long-term incentives, in the form of equity-based awards, to retain and motivate them to create long-term stockholder value.

The Committee determines compensation levels for Newport’s executive officers by reviewing compensation surveys of national scope encompassing high technology organizations and compensation data regarding other companies in Newport’s markets that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent. The Committee’s practice is to target base salaries and total cash compensation at the 50th percentile of these peer companies, and to target total compensation, including equity compensation, at the 75th percentile of these peer companies. The Committee utilizes a combination of compensation elements to achieve its objectives. The basic elements of the executive compensation program are discussed below.

Base Salary

Newport’s base salary levels are determined based on factors including the competitive market, the individual executive’s performance and contributions to Newport’s success, time on the job and internal equity. Annual salary adjustments are determined by individual performance within an annual budget approved by the Committee. The Committee did not make any general increases in the base salaries of the executive officers in 2005, other than in connection with increases in responsibility or for reasons of internal equity.

Annual Incentives

Newport’s annual incentive program focuses on linking a significant portion of each executive officer’s total compensation to the achievement of challenging performance targets established at the beginning of each year. The Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. Each executive’s incentive is based 70% on financial performance measures for Newport and 30% on individual non-financial goals. The target incentive for each executive (other than Mr. Deuster) ranges from 50% to 75% of annual base salary, as determined by the Committee based on the salary level and position of such executive.

The financial performance measures for each executive vary based upon such executive’s potential impact on Newport’s operating and financial performance, but included one or more of the following measures for 2005: earnings per share, worldwide operating income, worldwide sales, worldwide gross margin, divisional operating income and divisional gross margin. The non-financial goals are tied to each executive’s potential contributions to the achievement of certain business objectives of Newport. For each financial measure, minimum, target and maximum performance targets are set, corresponding to achievement levels of 50%, 100% and 200%, respectively. In certain cases, the payment of any component of the annual incentive to any executive may be contingent upon Newport achieving certain minimum targets established by the Committee at the beginning of the year.

In 2005, Newport achieved at least the minimum performance target for each of its financial measures and over-achieved its targets for certain measures. Accordingly, the Committee awarded incentive payments to executive officers for 2005 based on achievement of financial incentive components ranging from 53.1% to 145.0%, and achievement of non-financial incentive components ranging from 90% to 100%. The Committee also awarded additional incentive payments to certain executive officers, which represented amounts that such officers were entitled to receive for achievement of non-financial goals in 2004, but that the Committee had deferred and conditioned upon achievement of Newport’s financial objectives for 2005.

Long-Term Incentives

To further align the interests of stockholders and management, and to assist in the retention of key employees, the Committee grants equity-based awards to Newport’s key employees, including executive officers. During 2005, the Committee granted options to purchase an aggregate of 561,350 shares of common stock to 275 employees, including options to purchase 25,000 shares granted to one of Newport’s current executive officers, and an aggregate of 50,000 shares granted to two of Newport’s former executive officers. The number of shares awarded to each individual is established based upon broad-based plan guidelines and management’s recommendation, and is subject to approval by the Committee. The exercise price for each stock option is equal to the fair market value of Newport’s stock on the date of grant. Options generally become exercisable at a rate of 25% per year starting on the first anniversary date of grant.

The Committee believes that it is important for Newport to link equity compensation to performance to provide an incentive to management to increase stockholder value and to better align management’s interests with the interests of stockholders. In addition, current and emerging competitive practices, and new legal, accounting and other regulatory developments, have led the Committee to reevaluate Newport’s equity incentive programs to minimize the dilution of ownership resulting from the issuance of shares under equity incentive plans. Accordingly, the Committee has developed and recommended that the Board adopt the 2006 Performance-Based Stock Incentive Plan, subject to the approval of Newport’s stockholders (see Proposal Two beginning on page 25 below).

Compensation of Chief Executive Officer

The Chief Executive Officer participates in the compensation program discussed above. His base salary is set, in the same way as other executive officers, by reviewing compensation surveys of national scope encompassing high technology organizations and compensation data regarding other companies in Newport’s markets that have revenues comparable to Newport’s, or that Newport believes compete with it for executive talent. The Committee did not increase Mr. Deuster’s base salary in 2005.

Each year, the Committee approves a performance-based incentive plan for the Chief Executive Officer. For 2005, the target incentive for Mr. Deuster was 100% of his base salary. The financial performance targets established for Mr. Deuster included an earnings per share target, a worldwide operating income target and a worldwide gross margin target established at the beginning of the year. In addition, a discretionary portion of his annual incentive was linked to achievement of non-financial goals. The Committee awarded to Mr. Deuster for 2005 an incentive payment of $537,960 based on achievement of his financial incentive components ranging from 112.9% to 145.0% and on full achievement of his non-financial goals. The Committee also awarded to Mr. Deuster an additional incentive payment in the amount of $124,615, which represented the amount that he was entitled to receive for achievement of non-financial goals in 2004, but that the Committee deferred and conditioned upon achievement of Newport’s financial objectives for 2005. The Committee did not grant any stock options or other equity-based awards to Mr. Deuster in 2005.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for executive officers that are designed to increase the executive’s equity stake in Newport and more closely align his or her interests with those of Newport’s stockholders. The guidelines provide that each executive officer should own shares of Newport stock having a value equal to their annual base salary within two years of becoming an officer. The terms of all new equity incentives granted to executive officers provide that such officer must hold at least 50% of all shares received by such officer upon the exercise or settlement of a stock option or stock appreciation right, or upon the vesting of restricted stock or restricted stock units, for the longer of one year or until such time as the officer is in compliance with these stock ownership guidelines.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, Newport generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). Newport has not paid, and does not currently expect to pay, any compensation that is not deductible for federal income tax purposes.

Respectfully submitted,

R. Jack Aplin, Chairman

Michael T. O’Neill

Kenneth F. Potashner

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is comprised of three directors. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an independent director as defined by Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. Newport’s Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission.

The Committee operates under a written charter adopted by Newport’s Board. The Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is included as Appendix A to this proxy statement and is available on Newport’s Internet web site at www.newport.com.

Role of the Audit Committee

Newport’s management is responsible for Newport’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport’s financial statements.

Report of the Audit Committee

The Committee held nine meetings during 2005, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport’s independent auditors. In addition to regularly scheduled meetings of the Committee, which correspond with the meetings of the Board held in February, May and November, the Committee held a meeting following the end of each quarter for the purpose of reviewing Newport’s quarterly financial statements and its proposed communications with investors regarding its operating results and other financial matters. The Committee also held special meetings throughout the year as deemed necessary to review and approve certain matters.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2005, the Committee reviewed Newport’s quarterly financial statements and its proposed communications with investors regarding its operating results and other financial matters, and reviewed Newport’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing.

The Committee reviewed with Ernst & Young LLP, Newport’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Newport’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their annual audit. The Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of Newport’s disclosure controls and procedures and internal control over financial reporting. The Committee met separately with Ernst & Young LLP, without management present, to discuss the results of their examinations, their evaluations of Newport’s internal control over financial reporting, and the overall quality of Newport’s financial reporting.

The Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee has discussed the independence of Ernst & Young LLP with that firm, including the compatibility of non-audit services with Ernst & Young LLP’s independence. The Committee has concluded that Ernst & Young LLP is independent from Newport and its management.

Based on the Committee’s review of the matters noted above and its discussions with Newport’s independent auditors and Newport’s management, the Committee recommended to the Board that the audited financial statements be included in Newport’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Respectfully submitted,

Robert L. Guyett, Chairman

C. Kumar N. Patel

Peter J. Simone

The material in this report is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2005. A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee of our Board has not yet selected independent auditors for the audit of our financial statements for the fiscal year ending December 30, 2006. While the Audit Committee has concluded that Ernst & Young LLP is independent from us and that the qualifications of Ernst & Young LLP are satisfactory, the Audit Committee is currently considering the independence and qualifications of other independent registered public accounting firms, as well as the fees for audit and audit-related services of such other firms.

Nevada law does not require approval of the selection of our independent auditors by our stockholders. As such, no proposal for the approval or ratification of our independent auditors for our fiscal year ending December 30, 2006 is being presented by management for consideration at our 2006 annual meeting.

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our reports filed with the Securities and Exchange Commission and related public disclosures; (iv) the audit of our internal control over financial reporting to provide an attestation report on our management’s annual report on internal control over financial reporting as required by the rules and regulations promulgated under Section 404 of the Sarbanes-Oxley Act of 2002; and (v) other audit services, for the years ended December 31, 2005 and January 1, 2005 were $1,742,000 and $1,201,000, respectively. For the year ended December 31, 2005, these services also included the review of our Registration Statement on Form S-1 filed with the

Securities and Exchange Commission in March 2005, as amended in June 2005. For the year ended January 1, 2005, these services also included the audit of the opening balance sheet for Spectra-Physics.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for audit-related services for the years ended December 31, 2005 and January 1, 2005 were $3,000 and $170,000, respectively. For the year ended December 31, 2005, these audit-related services consisted primarily of research and advisory services. For the year ended January 1, 2005, these audit-related services consisted primarily of research and consultations related to business combinations and other services related to our acquisition of Spectra-Physics.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax services for the years ended December 31, 2005 and January 1, 2005 were $15,600 and $202,000, respectively. For the year ended December 31, 2005, these services related primarily to the preparation of foreign tax returns. Tax consulting services rendered during the year ended January 1, 2005 related primarily to our acquisition of Spectra-Physics.

All Other Fees

No other services were rendered by Ernst & Young LLP to us for the fiscal years ended December 31, 2005 and January 1, 2005.

Consistent with Securities and Exchange Commission rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent auditors. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent auditors. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has reviewed and discussed the services, in addition to audit services, rendered by Ernst & Young LLP during the year ended December 31, 2005, as well as the fees paid therefor, and has determined that the provision of such other services by Ernst & Young LLP, and the fees paid therefor, were compatible with maintaining Ernst & Young LLP’s independence.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on $100 invested in our common stock for the five years ended December 31, 2005, with the cumulative total return on $100 invested in each of (i) the Nasdaq Market Index and (ii) our peer group. The graph assumes all investments were made at market value on December 31, 2000 and the reinvestment of all dividends.

The peer group reflected in the graph represents a combination of all companies comprising the Semiconductor Equipment & Materials Industry Group (834) Index and the Scientific & Technical Instruments Industry Group (837) Index, published by Hemscott, Inc. (formerly known as CoreData, Inc.), with these indices weighted one-third (1/3) and two-thirds (2/3), respectively. A listing of the companies comprising each index is available from us by written request to our Corporate Secretary.

The material in this performance graph is not “soliciting material” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

APPROVAL OF 2006 PERFORMANCE-BASED STOCK INCENTIVE PLAN

In March 2006, our Board adopted, subject to stockholder approval, our 2006 Performance-Based Stock Incentive Plan (the “Plan”). The purposes of the Plan are to enhance our ability to attract, motivate and retain the services of qualified employees, officers and directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of Newport, by providing them with an opportunity to participate in the ownership of Newport that is tied to Newport’s performance, thereby giving them an interest in the success and increased value of Newport.

Historically, we have used options to purchase shares of our common stock with time-based vesting as our primary equity incentives to attract and retain the services of qualified employees, officers and directors, consultants and other service providers. Current and emerging competitive practices, and new legal, accounting and other regulatory developments, have led us to reevaluate our equity incentive programs. In particular, our Board and management believe that it is important for us to link equity compensation to performance to provide an additional incentive to management to increase stockholder value and to better align management’s interests with the interests of stockholders. We also believe that it is important to minimize the dilution of ownership resulting from the issuance of shares under equity incentive plans by utilizing equity instruments that provide value to participants as efficiently as possible.

In light of these matters, our Board and management have determined that it is in the best interests of Newport and our stockholders that we adopt a new equity incentive plan which would condition the vesting of awards on the achievement of performance goals, and which would allow us to use a variety of equity award types, including stock options, stock appreciation rights, restricted stock and restricted stock units. Accordingly, the Board has adopted the Plan, subject to stockholder approval, and we are requesting approval of the Plan by our stockholders. Upon the approval of the Plan by our stockholders, our 2001 Stock Incentive Plan will be terminated as to future grants, and no further options or rights to purchase will be granted under that plan.

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Appendix B.

Description of the Plan

Overview and Benefits of Plan Design

The Plan authorizes us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and/or restricted stock units to qualified employees, officers and directors, consultants and other service providers. The Board believes that the design of the Plan has several advantages including the following:

•	The Plan provides that the vesting of substantially all awards will be conditioned on the achievement of performance goals established by the Compensation Committee (as described under the heading “Performance Criteria” below). We believe this performance-based vesting feature will better align the interests of our management and employees with the interests of our stockholders and will provide a stronger incentive to our management and employees to increase stockholder value.

•	The Plan permits the grant of stock appreciation rights, restricted stock and restricted stock units, in addition to incentive and nonqualified options. The Board expects to utilize stock appreciation rights, restricted stock and/or restricted stock units to a greater extent than stock options. The number of shares required to be issued in connection with these alternative types of equity awards is expected to be substantially less than the number of shares that would be issued upon the exercise of stock options having an equivalent value to participants at the time of grant. As a result, we believe that our use of these alternative types of equity awards will result in less dilution to our stockholders.

Shares Authorized and Limitations on Awards

Total Shares Authorized. Up to 6,000,000 shares of our common stock may be issued under the Plan, subject to adjustment as to the number and kind of shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of Newport. The number of shares authorized for issuance under the Plan will include the number of shares that are available for grant under our 2001 Stock Incentive Plan as of the date of stockholder approval of the Plan, and our 2001 Stock Incentive Plan will be terminated for the purposes of future grants at that time. As of March 31, 2006, no awards have been granted under the Plan, and we will only grant awards under the Plan if it is approved by our stockholders.

Additional Limitations. The Plan imposes the following additional limitations on the number of shares that we may issue under the Plan, subject to adjustment as to the number and kind of shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of Newport:

•	Except for issuances to members of our Board, the maximum number of shares of common stock that may be issued pursuant to stock options, stock appreciation rights, restricted stock and restricted stock units that are not subject to vesting requirements based on performance criteria (as described under the heading “Performance Criteria” below) is 300,000 shares;

•	The maximum number of shares of common stock that may be issued under the Plan as either restricted stock or restricted stock units is 3,000,000 shares; and

•	The maximum number of shares of common stock that may be issued under the Plan as incentive options is 2,000,000 shares.

In addition to the above limitations, certain limitations apply with respect to the number of shares which may be granted to a participant in any calendar year, as described under the heading “Eligibility” below.

Reduction of Reserved Shares. Upon the exercise or settlement of a stock option or stock appreciation right, or the issuance or vesting of restricted stock or restricted stock units, the number of shares reserved for issuance under the Plan will be reduced by the gross number of shares subject to such exercise, settlement, issuance or vesting, and not by the net number of shares actually issued to the participant. This gross number of shares will include any shares subject to the award which are surrendered by the participant or withheld by us to pay withholding taxes due in connection with the exercise, settlement, issuance or vesting of the award. No such shares will be returned to the pool of reserved shares. If any portion of a stock option, a stock appreciation right, restricted stock or a restricted stock unit granted under the Plan fails to vest or otherwise can no longer under any circumstances be exercised or settled, then the shares allocable to such portion will again be available for grant or issuance under the Plan.

Administration of Plan

The Plan may be administered by either the Board or a committee of two or more directors appointed by the Board of Directors (the “Committee”). The Plan will be administered by the Compensation Committee of the Board, which is comprised of three independent directors. Subject to the provisions of the Plan, the Committee has full authority to implement, administer and make all determinations necessary under the Plan.

Eligibility

Officers and other key employees of Newport or of any parent or subsidiary corporation of Newport, whether now existing or hereafter created or acquired (an “Affiliated Company”) (including directors if they also are employees of Newport or an Affiliated Company), as may be determined by the Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), will be eligible for selection to receive incentive options under the Plan. No incentive stock options may be granted to a participant under the Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options first become exercisable by such participant in any calendar year under the stock incentive plans of Newport and any Affiliated Company exceeds $100,000.

Officers and other key employees of Newport or of an Affiliated Company, any member of our Board, whether or not he or she is employed by us, and consultants and service providers with important business relationships with us will be eligible to receive nonqualified options, stock appreciation rights, restricted stock and restricted stock units under the Plan.

Any participant who has been granted one type of award may, if otherwise eligible, be granted additional awards of the same type or of any other type permitted under the Plan if the Committee so determines. However, in no event may any participant be granted in any one calendar year stock options or stock appreciation rights pursuant to which the aggregate number of shares that may be acquired thereunder exceeds 300,000 shares. In addition, in no event may any participant be granted in any one calendar year restricted stock or restricted stock units pursuant to which the aggregate number of shares to be issued thereunder exceeds 200,000 shares.

As of March 31, 2006, approximately 14 officers and directors and 1,850 other employees were eligible to participate under the terms of the Plan. Subject to the provisions of the Plan, the Committee has the discretion to determine the persons who will be selected to receive awards and the times at which awards will be granted under the Plan. Under the Committee’s current guidelines, we expect that approximately 300 other employees will receive grants under the Plan in a given year.

Performance Criteria

The Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The Committee will have discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. A performance criterion may be stated as either a target percentage or a dollar amount, a percentage increase over a base period percentage or dollar amount, or the occurrence of a specific event or events, and may be based upon any one or a combination of the following:

•	Consolidated, divisional or business unit sales;

•	Consolidated, divisional or business unit gross margin;

•	Consolidated, divisional or business unit operating income;

•	Divisional or business unit contributed profit;

•	Consolidated pre-tax income;

•	Earnings before interest, taxes, depreciation and amortization;

•	Earnings per common share on a fully diluted basis;

•	Return on consolidated stockholders’ equity;

•	Cash flow;

•	Cost containment or reduction;

•	Percentage increase in the market price of our common stock over a stated period; or

•	Individual business objectives.

The Board expects that performance-based vesting criteria will be used for substantially all of the awards to be granted under the Plan. However, subject to the limitations on grants discussed above, the Committee also has discretion to grant awards that vest over time based solely on continued employment or service by the participant, or to use a combination of time-based and performance-based vesting criteria.

Types and Terms of Awards

Incentive Stock Options and Nonqualified Stock Options. The Committee may grant incentive stock options or nonqualified stock options to eligible participants under the Plan. The maximum term of any stock option granted under the Plan will be seven years. The exercise price of incentive and nonqualified stock options shall not be less than 100% of the fair market value of a share of common stock on the date the option is granted. The exercise price of any incentive stock option granted to a participant that owns at least 10% of our outstanding common stock shall not be less than 110% of the fair market value of a share of common stock on the date of the grant. As of March 31, 2006, the fair market value of our common stock was $18.86, based on the closing sale price of our common stock on that date as reported on the Nasdaq National Market.

Stock Appreciation Rights. The Committee may grant stock appreciation rights to eligible participants under the Plan. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic settlement of the right upon a specified date or event. The maximum term of any stock appreciation right granted under the Plan will be seven years. The base value per share of common stock covered by each stock appreciation right will be determined by the Committee, but will not be less than 100% of the fair market value of a share of common stock on the date of grant. A stock appreciation right will entitle the participant, upon exercise or settlement thereof, to receive shares of our common stock, the number of shares to be determined by (1) multiplying the excess of the fair market value of a share of our common stock on the date of exercise or settlement over the base value per share determined on the date of grant by the number of shares as to which the stock appreciation rights is exercised or settled, and (2) dividing such product by the fair market value of a share of our common stock on the date of exercise or settlement.

Restricted Stock and Restricted Stock Units. The Committee may issue shares of restricted stock to eligible participants under the Plan, for consideration or no consideration (other than any minimum consideration required by law), as determined by the Committee. Shares of restricted stock will be issued on the date of grant, but will be subject to forfeiture or repurchase at the original purchase price, as applicable, until vested. The Committee may also grant restricted stock units, for consideration or no consideration, as determined by the Committee at the time of grant, representing a right to receive shares of our common stock upon vesting.

Other Terms Applicable to Awards

Vesting of Awards. The Committee has the authority to determine the time or times at which, and the condition or conditions upon which, awards granted under the Plan become exercisable or “vested.” As noted above, in substantially all cases, awards will vest in one or more installments upon the achievement of specified performance goals. In certain cases, awards may vest based on continuous employment or service. Vested stock options and stock appreciation rights subject to exercise generally may be exercised by a participant while employed by us or engaged by us for services, or within a specified period of time after termination of such employment or other service. Upon vesting of shares of restricted stock, such shares will be released to the participant free of restrictions. Upon the vesting of restricted stock units or stock appreciation rights subject to settlement, the number of shares to which the participant is entitled will be issued and delivered to the participant, subject to the satisfaction of tax withholding obligations. If shares covered by an award fail to vest, they will be forfeited. In the case of restricted stock, if the participant paid for the shares, we will have the right to repurchase them at the price that was paid by the participant.

Payment of Exercise or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock or shares covered by restricted stock units, may be made, in the discretion of the Committee, through a variety of methods more particularly described in the Plan, including payment by: (1) cash; (2) check; (3) delivery of shares of our common stock (provided that any shares acquired pursuant to exercise of options have been held by the participant for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes), which surrendered shares shall be valued at the fair market value of our common stock on the date of exercise or purchase; (4) cancellation of indebtedness of us to the participant; (5) waiver of compensation due to the participant for services rendered; or (6) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

Awards Not Transferable. Until vested, restricted stock and restricted stock units generally may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or except as expressly authorized by the Committee in its sole discretion. Stock options and stock appreciation rights are nontransferable, other than by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or in any manner permitted by the Committee, in its sole discretion, that is not prohibited by the Code.

Rights as a Stockholder. A participant shall have no rights or privileges as a stockholder with respect to any shares of our common stock covered by incentive stock options, nonqualified stock options, stock appreciation rights or restricted stock units, until such time as, and only to the extent that, such award has been exercised or settled and the underlying shares have been issued to the participant. A participant shall have the rights of a stockholder, including voting and dividend rights, with respect to shares of restricted stock issued to the participant, subject to the terms and restrictions of the restricted stock award.

Repricing Prohibited. Neither the Board nor the Committee shall be permitted to reprice any stock option or stock appreciation right without the prior approval of our stockholders, evidenced by a majority of votes cast.

Change in Control Provisions. The vesting of all awards granted under the Plan will accelerate automatically upon a change in control of Newport (as defined in the Plan) effective immediately prior to the consummation of the change in control, unless the awards are to be assumed by the acquiring or successor entity (or parent thereof) or new awards of comparable value are to be issued in exchange therefor or the awards granted under the Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Committee in its discretion may consider equitable.

Amendment and Termination

The Board may from time to time alter or amend the Plan in such respects as the Board may deem advisable, subject to compliance with applicable laws and the rules of the stock exchange or market system on which Newport’s securities are then listed or admitted to trading, and may suspend or terminate the Plan at any time. However, no such alteration, amendment, suspension or termination may be made that would substantially affect or impair the rights of any participant under any outstanding stock option, stock appreciation right, restricted stock or restricted stock unit award granted under the Plan without his or her consent. Unless previously terminated by the Board, the Plan will terminate on March 31, 2016.

New Plan Benefits

The Board believes that the benefits or amounts that will be received by any participant under the Plan cannot be determined. The Board also believes that the benefits or amounts that would have been received by any person or group of persons under the Plan in fiscal year ended December 31, 2005, if the Plan had been in effect during that period, cannot be determined.

Summary of Federal Income Tax Consequences of the Plan

The following is a summary of certain United States Federal income tax consequences of participation in the Plan. The summary should not be relied upon as being complete. United States tax laws are complex and subject to change. Moreover, participation in the Plan may also have consequences under state and local tax laws, as well as foreign tax laws, which may vary from the United States Federal income tax consequences described below. For such reasons, we recommend that each Plan participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Stock Options

A participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

A participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the participant’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the participant has a regular tax liability.

Gain realized by a participant upon a sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the participant disposes of the shares less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will generally be entitled to a tax deduction in an amount equal to the amount the participant must recognize as ordinary income.

Under the Plan, the Committee may permit a participant to pay the exercise price of an incentive option by delivering shares of our common stock already owned by the participant. A participant should consult tax his or her personal tax advisor to determine the specific tax consequences applicable to him or her of using shares of our common stock to pay a portion of the exercise price.

Nonqualified Stock Options

A participant who receives a nonqualified stock option will not recognize taxable income upon the grant of the option. Generally, upon exercise of a nonqualified stock option the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant’s tax basis for the stock (other than stock acquired by delivering shares of our common stock already owned by the participant) for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

Under the Plan, the Committee may permit a participant to pay the exercise price of a nonqualified stock option by delivering shares of our common stock already owned by the participant. A participant should consult tax his or her personal tax advisor to determine the specific tax consequences applicable to him or her of using shares of our common stock to pay a portion of the exercise price.

Stock Appreciation Rights

A participant who receives a stock appreciation right will not recognize taxable income upon receipt of the right. However, the participant will recognize taxable income at the time the stock appreciation right is exercised or settled, in an amount equal to the fair market value of the shares to which the participant is entitled upon such exercise or settlement. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the amount of ordinary income recognized upon the receipt of such shares.

Restricted Stock

If a grantee or purchaser of restricted stock makes an election under Section 83(b) of the Code (a ”Section 83(b) election”) within 30 days after the date of award or purchase of restricted stock, or if the stock is not subject to forfeiture or repurchase, then the participant will recognize ordinary income as of the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of award or purchase over the purchase price, if any, paid for such shares.

If no Section 83(b) election is made in connection with the receipt of restricted stock and the restricted stock is subject to forfeiture or repurchase, a taxable event will occur on each date the participant’s ownership rights vest as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount, if any, paid for such shares. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will generally be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Restricted Stock Units

A participant who receives a restricted stock unit award will not recognize taxable income upon receipt of the award. Generally, the participant will recognize ordinary income in the year in which the shares subject to that restricted stock unit are actually issued to the participant in an amount equal to the excess of the fair market value of the shares on the date of issuance over the amount, if any, paid for such shares. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will generally be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Tax Withholding

For any participant who is an employee, any income recognized by such participant in connection with the exercise or settlement of stock options or stock appreciation rights or the vesting of (or valid Section 83(b) election with respect to) restricted stock or restricted stock units granted under the Plan will be subject to income tax withholding by us. Under the Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy all Federal, state and local withholding tax requirements. We may withhold such amounts from the participant’s compensation. If such compensation is insufficient to cover the amounts to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. To the extent permissible under applicable tax, securities and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any award up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (1) directing us to apply shares of common stock to which the participant is entitled as a result of the exercise or settlement of a stock option or stock appreciation right or as a result of the lapse of restrictions on restricted stock or restricted stock units, or (2) delivering to us shares of common stock owned by the participant.

Tax Deduction Limitations

Section 162(m) of the Code generally limits to $1.0 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1.0 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (3) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. The Committee currently consists solely of “outside directors” as defined for purposes of Section 162(m) of the Code, and it is the intent of the Board that all future Committee members will also satisfy that definition. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (1) above.

Approval of Proposal

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy. Proxies received in response to this solicitation will be voted in favor of the approval of the Plan unless otherwise specified in the proxy.

The Board of Directors recommends a vote “FOR” the approval of the 2006 Performance-Based Stock Incentive Plan.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

NEWPORT CORPORATION

AUDIT COMMITTEE CHARTER

(as revised and adopted May 2005)

I.	Organizational Matters

A.	Formation; Purpose. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling their oversight responsibility to stockholders, potential stockholders, the investment community and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the independent auditors’ qualifications and independence, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and management of the Company.

B.	Membership Qualifications.

1.	The Audit Committee shall be comprised of at least three (3) members of the Company’s Board of Directors.

2.	Members of the Audit Committee shall have no relationship that may interfere with their independence from management and the Company or with the exercise of their duties as committee members.

3.	Each member shall meet the independence standards of: (a) Rule 4200(a)(15) of the Nasdaq Marketplace Rules (during such time as the Company’s Common Stock is quoted on the Nasdaq Stock Market), or of the exchange on which the Company’s securities are listed; (b) Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (c) the rules and regulations of the Securities and Exchange Commission (“SEC”).

4.	All members shall be financially literate, and at least one member of the Audit Committee shall qualify as an “audit committee financial expert” under Item 401(h) of SEC Regulation S-K.

C.	Powers of the Committee. In the exercise of its responsibilities hereunder:

1.	The Audit Committee shall have the sole authority to appoint and, when deemed appropriate, replace the Company’s independent auditors (subject, if applicable, to stockholder ratification).

2.	The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding for the compensation of such consultants.

3.	The Audit Committee shall have full and unfettered access to all books, records, facilities and personnel of the Company.

4.	The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

5.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members as appropriate, including the authority to grant pre-approvals of permitted non-audit services,

provided that any decision of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next meeting.

D.	Review of Charter and Committee Performance. The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. In addition, the Audit Committee will annually evaluate its own performance.

II.	Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process and the underlying system of internal controls on behalf of the Board and report the results of its activities to the Board. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

A.	Appointment and Review of Independent Auditors.

1.	The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification). The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the Company’s stockholders. The independent auditing firm may not be appointed if any senior management personnel of the Company had been employed by such firm and had participated in any audit of the Company during the one-year period preceding the initiation of the current audit.

2.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditors. Ensure the rotation of audit personnel as required by law.

3.	Pre-approve the fees to be paid to the independent auditors for audit services.

4.	Oversee the work of the independent auditors, including resolution of any disagreements between management and the independent auditors regarding financial reporting issues.

5.	Pre-approve the retention of the independent auditors for any non-audit service and the fee for such service, subject to the de minimus exception contained in Section 10A(i)(1)(B) of the Exchange Act (which services shall be approved by the Audit Committee prior to completion of the audit for such year). With respect to general tax analysis and advice, such pre-approval may be on an annual basis based on the expected activities for the succeeding year. Such non-audit services may not include any services prohibited by law.

6.	Receive periodic reports from the independent auditors regarding the auditor’s independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, discuss such reports with the auditors, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

7.	Evaluate the performance of the independent auditors.

8.	Establish guidelines for the Company’s hiring of employees of the independent auditors that meet SEC rules and regulations and Nasdaq listing requirements.

9.	At least annually, obtain and review a report by the independent auditors describing: (a) the firm’s internal quality control procedures, and (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

B.	Annual Audit and Related Matters.

1.	Meet with the independent auditors prior to the audit to review the overall scope of the audit, the planning and staffing thereof and the proposed fees therefor.

2.	Review with management and the independent auditors the annual audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K).

3.	Review and discuss reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.	Discuss with management and the independent auditors the adequacy and effectiveness of the Company’s financial staff, the Company’s systems to monitor and manage business risk, and the Company’s legal and ethical compliance programs.

5.	Review any analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

6.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

8.	Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

9.	Meet with management and the independent auditors in separate executive sessions to discuss issues relating to the annual audited financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

10.	In consultation with the independent auditors and the internal audit staff, review the adequacy and integrity of the Company’s financial reporting processes and the internal control structure (including disclosure controls and procedures and internal control over financial reporting).

11.	Review management’s reports on internal control over financial reporting and the independent auditors’ attestation and report on management’s internal control report, to be included in the Company’s annual reports on Form 10-K prior to the filing of the Form 10-K.

12.	Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-K regarding the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

13.	Obtain confirmation from the independent auditors that, in the course of the audit, they have not detected or otherwise become aware of any information indicating that an “illegal act” (as defined in Section 10A of the Exchange Act) has occurred.

14.	Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

15.	Based upon its reviews and discussions, the Audit Committee shall recommend to the Board of Directors as to whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

16.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

17.	Review the content and clarity of communications with the public regarding annual operating results and any forward-looking financial guidance to analysts and rating agencies prior to their release.

C.	Review of Quarterly Financial Statements and Related Matters.

1.	Review with management and the independent auditors the Company’s quarterly financial statements and management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q.

2.	Review with management and the independent auditors the results of the independent auditors’ reviews of the quarterly financial statements, and discuss with the independent auditors any other matters required to be communicated to the Audit Committee under generally accepted auditing standards.

3.	Review and discuss reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management.

4.	Discuss with the independent auditors significant matters with respect to which they consulted their national office, and, if so determined by the Audit Committee, discuss such matters with the national office of the independent auditors.

5.	Meet each quarter with management and the independent auditors in separate executive sessions to discuss issues relating to the quarterly financial statements. Inquire of the independent auditors as to whether any director, officer or employee of the Company has attempted to fraudulently influence, coerce, manipulate or mislead the auditors.

6.	Review any disclosures made to the Audit Committee by the chief executive officer and/or chief financial officer during their certification process for the Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.	Review the content and clarity of communications with the public regarding operating results and any forward-looking financial guidance provided to analysts and rating agencies for each of the first three fiscal quarters of each year prior to their release.

D.	Internal Audit.

1.	Review and advise on the selection and removal of the senior internal auditor.

2.	Review activities, organizational structure and qualifications of the internal audit function.

3.	Annually review and recommend changes, if any, to the internal audit charter.

4.	Periodically review with the senior internal auditor any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work.

E.	Investment Portfolio Management Oversight.

1.	Review and reassess at least annually the Company’s investment policy, which shall set forth the Company’s investment objectives, the criteria for the composition of the Company’s investment portfolio, performance standards, and other policies relating to the Company’s investment activities, including transaction authority, documentation and safekeeping, and monitoring and reporting requirements and procedures, and approve changes to the investment policy as deemed appropriate.

2.	Oversee the management of the Company’s investment portfolio and compliance by the portfolio managers with the Company’s investment policy.

3.	Evaluate the performance of the Company’s outside portfolio managers and approve the addition or removal of portfolio managers.

F.	General Oversight Responsibilities.

1.	Review the content and clarity of all material communications with the public regarding changes in financial projections prior to their release.

2.	Meet periodically with management to review the Company’s major risk exposures, including financial, industry and operational risks, and the steps management has taken to monitor and control such exposures.

3.	Review major changes to the Company’s accounting policies, principles and practices.

4.	Obtain reports from management that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s code of conduct, including disclosures of insider and affiliated party transactions.

5.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

6.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

7.	Establish procedures for receiving, retaining and investigating reports of illegal acts involving the Company detected by the independent accountants or others and, in accordance with such procedures, supervise the investigation of such reports of illegal acts, review the actions taken or to be taken by the Company to remediate such illegal acts, and, if appropriate, recommend further action by the Board of Directors. Establish procedures for the confidential, anonymous submission by employees of the Company and others of concerns or complaints regarding questionable accounting or auditing matters, and investigate any such concerns or complaints.

8.	Review and approve all related party transactions (as defined in Section 404 of Regulation S-K) involving the Company.

9.	Review and discuss with management and the independent auditors new or proposed accounting rules or pronouncements that may affect the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

APPENDIX B

NEWPORT CORPORATION

2006 PERFORMANCE-BASED STOCK INCENTIVE PLAN

The 2006 PERFORMANCE-BASED STOCK INCENTIVE PLAN (the “Plan”) is hereby established and adopted this 31st day of March, 2006 (the “Effective Date”) by Newport Corporation, a Nevada Corporation (the “Company”). Upon approval of the Plan by the Company’s stockholders, the Plan shall replace the Company’s 2001 Stock Incentive Plan.

ARTICLE 1.

PURPOSES OF THE PLAN

1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company that is tied to the Company’s performance, thereby giving them an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2 Affiliated Company. “Affiliated Company” means:

(a) with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3 Base Value. “Base Value” shall have the meaning as set forth in Section 8.3 below.

2.4 Board. “Board” means the Board of Directors of the Company.

2.5 Change in Control. “Change in Control” shall mean:

(a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.6 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.8 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.3 hereof.

2.9 Company. “Company” means Newport Corporation, a Nevada corporation, or any entity that is a successor to the Company.

2.10 Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to shareholders under the Exchange Act.

2.11 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12 DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.13 Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.14 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.15 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.16 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over the counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

2.17 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.18 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.19 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.20 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.

2.21 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.22 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.23 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.24 Optionee. “Optionee” means any Participant who holds an Option.

2.25 Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Restricted Stock or Restricted Stock Units under the Plan.

2.26 Performance Criteria. “Performance Criteria” means one or more of the following as established by the Committee, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a) Consolidated, divisional or business unit sales;

(b) Consolidated, divisional or business unit gross margin;

(c) Consolidated, divisional or business unit operating income;

(d) Divisional or business unit contributed profit;

(e) Consolidated pre-tax income;

(f) Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(g) Earnings per common share on a fully diluted basis (“EPS”);

(h) Consolidated net income of the Company divided by the average consolidated common stockholders equity (“ROE”);

(i) Consolidated cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities (“Cash Flow”);

(j) Cost containment or reduction;

(k) The percentage increase in the market price of the Company’s common stock over a stated period; and

(l) Individual business objectives.

2.27 Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

2.28 Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.29 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.30 Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.31 Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.32 Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.33 Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.34 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Section 8 hereof, the exercise or settlement of which entitles the Participant to receive shares of the Company’s Common Stock having a Fair Market Value equal to the difference between the Base Value per share, as set forth in Section 8.3 below, of the right and the Fair Market Value of a share of Common Stock multiplied by the number of shares subject to the right at such time, subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Right Agreement.

2.35 Stock Appreciation Right Agreement. “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of a Stock Appreciation Right under the Plan.

2.36 Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

2.37 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2 Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

3.3 Section 162(m) Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds three hundred thousand (300,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof. In no event shall any Participant be granted Restricted Stock Awards in any one calendar year pursuant to which the aggregate number of shares of Common Stock governed by such Restricted Stock Awards exceeds two hundred thousand (200,000), subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof.

ARTICLE 4.

PLAN SHARES

4.1 Shares Subject to the Plan.

(a) The number of shares of Common Stock that may be issued under the Plan shall be six million (6,000,000) shares (which includes any shares of Common Stock available for future issuance under the Company’s 2001 Stock Incentive Plan, as amended, as such plan will be terminated for purposes of future grants upon approval of the Plan by the Company’s stockholders), subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof.

(b) For purposes of the limitation set forth in Section 4.1(a) above, upon the exercise or settlement of an Option or a Stock Appreciation Right, or the issuance or vesting of Restricted Stock or a Restricted Stock Unit, the number of shares reserved for issuance under the Plan will be reduced by the gross number of shares subject to such exercise, settlement, issuance or vesting, and not by the net amount of shares actually issued to the Participant. Such gross amount shall include, in addition to the number of shares issued to the Participant, any shares subject to the award which are surrendered by the Participant or withheld by the Company in satisfaction of tax withholding obligations in connection with the exercise, settlement, issuance or vesting of the Option, Stock Appreciation Right or Restricted Stock Award.

(c) For purposes of the limitation set forth in Section 4.1(a) above, in the event that (i) all or any portion of any Option or Stock Appreciation Right granted under the Plan can no longer under any circumstances be exercised or settled, or (ii) any shares of Common Stock are reacquired by the Company or forfeited by a Participant pursuant to an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement (excluding any shares subject to an award which are surrendered by a Participant or withheld by the Company in satisfaction of tax withholding obligations in connection with the exercise, settlement, issuance or vesting of an Option, Stock Appreciation Right or Restricted Stock Award), the shares of Common Stock allocable to the unexercised or unsettled portion of such Option or Stock Appreciation Right or the shares so reacquired or forfeited shall again be available for grant or issuance under the Plan.

4.2 Additional Limitations. Subject to Section 4.3 hereof, the following additional maximums are imposed under the Plan:

(a) Except for issuances to members of the Board, the maximum number of shares of Common Stock described in Section 4.1(a) above that may be issued pursuant to Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units that are not subject to vesting requirements based on Performance Criteria, shall be three hundred thousand (300,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof;

(b) The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be two million (2,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof; and

(c) The maximum number of shares of Common Stock that may be issued as either Restricted Stock or subject to Restricted Stock Units shall be three million (3,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.3 hereof.

4.3 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements and the limits on the number of shares under Sections 3.3, 4.1 and 4.2 all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1 Grant of Stock Options. The Administrator shall have the right to grant pursuant to this Plan Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

5.2 Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5 Term and Termination of Options. Except for issuances of Incentive Options to 10% Stockholders, the term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than seven (7) years after the date it is granted. With respect to the issuance of Incentive Options to 10% Stockholders, the term and provisions for termination of each such Incentive Option shall not exceed five (5) years after the date it is granted.

5.6 Vesting and Exercise of Options. Subject to Section 4.2(a) above, each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8 Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9 Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates or book entries representing shares purchased upon such exercise have been issued or registered to such person.

5.10 Repricing Prohibited. Subject to Section 4.3 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option Agreement that would have the effect of reducing the Exercise Price of such an Option previously granted under the Plan, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.11 Compliance with Code Section 409A. Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 6.

RESTRICTED STOCK

6.1 Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2 Restricted Stock Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3 Purchase Price.

(a) Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

6.4 Vesting of Restricted Stock. Subject to Section 4.2(a) above, the Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.

6.5 Rights as a Stockholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates or book entries evidencing shares of Restricted Stock shall remain in the possession or control of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6 Restrictions. Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

6.7 Compliance with Code Section 409A. Notwithstanding anything in this Article 6 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1 Grants of Restricted Stock Units. The Administrator shall have the right to grant Restricted Stock Units pursuant to this Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2 Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

7.3 Purchase Price.

(a) Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b) Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4 Vesting of Restricted Stock Units. Subject to Section 4.2(a), the Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units may vest.

7.5 Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

7.6 Restrictions. Until vested, Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

7.7 Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1 Grant of Stock Appreciation Rights. The Administrator shall have the right to grant pursuant to this Plan Stock Appreciation Rights, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic settlement of the right upon a specified date or event.

8.2 Stock Appreciation Right Agreements. Each Stock Appreciation Right granted pursuant to this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall specify the number of shares subject thereto, vesting provisions relating to such Stock Appreciation Right and the Base Value per share. As soon as is practicable following the grant of a Stock Appreciation Right, a Stock Appreciation Right Agreement shall be duly executed and delivered by or on behalf of the Company to the Stock Appreciation Right Holder to whom such Stock Appreciation Right was granted. Each Stock Appreciation Right Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

8.3 Base Value. The Base Value per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator, except that the Base Value of a Stock Appreciation Right shall not be less than 100% of Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted.

8.4 Term and Termination of Stock Appreciation Rights. The term and provisions for termination of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right may be exercisable or subject to settlement more than seven (7) years after the date it is granted.

8.5 Vesting of Stock Appreciation Rights. Subject to Section 4.2(a) above, each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

8.6 Exercise or Settlement of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other settlement of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement of the Stock Appreciation Right over the Base Value of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or settled. Upon such exercise or settlement, the Company shall issue to the Stock Appreciation Right Holder a number of shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise or settlement, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.7 Repricing Prohibited. Subject to Section 4.3 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right Award that would have the effect of reducing the Base Value of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right Award that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

8.8 Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.8, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Committee and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.9 Rights as a Stockholder. A Stock Appreciation Rights Holder or permitted transferee of a Stock Appreciation Rights Holder shall have no rights or privileges as a stockholder with respect to any shares covered by a Stock Appreciation Right until such Stock Appreciation Right has been duly exercised or settled and certificates or book entries representing shares issued upon such exercise or settlement have been issued or registered to such person.

8.10 Compliance with Code Section 409A. Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Right Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option or Stock Appreciation Right and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option or Stock Appreciation Right or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option or Stock Appreciation Right; (i) to amend outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

9.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.

CHANGE IN CONTROL

10.1 Options and Stock Appreciation Rights. In order to preserve a Participant’s rights with respect to any outstanding Options and Stock Appreciation Rights in the event of a Change in Control of the Company:

(a) Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options and Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new stock incentive program (“New Incentives”) are to be issued in exchange therefor, as provided in subsection (b) below.

(b) Vesting of outstanding Options and Stock Appreciation Right Agreements shall not accelerate if and to the extent that: (i) the Options and Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options and Stock Appreciation Rights (including the unvested portions thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options or Stock Appreciation Rights are assumed, or if New Incentives of comparable value are issued in exchange therefor, then each such Option and Stock Appreciation Right or new stock option or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee or Stock Appreciation Rights Holder would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option and the aggregate Base Value of each such Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable.

(c) If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement or a Stock Appreciation Right Award Agreement, the vesting of the Option, the Stock Appreciation Right or the New Incentive shall accelerate if and at such time as the Optionee’s or Stock Appreciation Rights Holder’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement, as the case may be.

(d) If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

(e) The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control, and (ii) assumption of such Options and Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

(f) Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g) If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees and Stock Appreciation Rights Holders not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

10.2 Restricted Stock Awards. In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

(a) All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Restricted Stock or Restricted Stock Units subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

(b) The Administrator in its discretion may provide in any Restricted Stock Award Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Award Agreement.

ARTICLE 11.

AMENDMENT AND TERMINATION OF THE PLAN

11.1 Amendments. The Board may from time to time alter or amend in such respects as the Board may deem advisable, subject to compliance with applicable laws and the rules of the stock exchange or market system on which the Company’s Common Stock is then listed or admitted to trading, and may suspend or terminate the Plan at any time. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

11.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Stock Appreciation Rights or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 12.

CANCELLATION AND RECISSION

12.1 Adverse Acts. Unless otherwise provided in an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, the Administrator may cancel, terminate, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Options, Stock Appreciation Rights or Restricted Stock Awards at any time if the Participant is not in compliance with all applicable provisions of the Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, and the Plan, or if the Participant engages in any “Adverse Act.” For purposes of this Section 12, an “Adverse Act” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company in accordance with the Company’s policies and any agreement in effect between the Company and the Participant pertaining to confidentiality and/or ownership of intellectual property all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) acts that result in termination of the Participant’s employment for cause; (v) a material violation of any rules, policies, procedures or guidelines of the Company; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

12.2 Agreement Upon Exercise or Settlement. Upon exercise, settlement, payment or delivery pursuant to an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (i)-(vi) of Section 12.1 prior to, or during the six (6) months after, any exercise, settlement, payment or delivery pursuant to an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, such exercise, settlement, payment or delivery may be rescinded within two (2) years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.

ARTICLE 13.

TAX WITHHOLDING

13.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options or Stock Appreciation Rights exercised or settled or, with respect to the issuance of Restricted Stock, the date that the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, with respect to the Restricted Stock Award, as of the date that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise or settlement of an Option or a Stock Appreciation Right or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 14.

MISCELLANEOUS

14.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

14.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.4 Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

NEWPORT CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 17, 2006 9:00 a.m. Pacific Time

1791 Deere Avenue Irvine, CA 92606

Please detach here

Newport Corporation

1791 Deere Avenue

Irvine, California 92606 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, the undersigned revokes all prior proxies and appoints Robert G. Deuster and Charles F. Cargile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2006 Annual Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on Wednesday, May 17, 2006, at 9:00 a.m. Pacific Time and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE BY PROXY PRIOR TO THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(see reverse side for voting instructions)

COMPANY #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2006.

Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/newp/ – QUICK *** EASY *** IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 16, 2006.

Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Newport Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of two Class II directors (to serve for four years):

Nominees: 01 Robert L. Guyett 02 Kenneth F. Potashner Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of Newport’s 2006 Performance-Based Stock Incentive Plan. For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box

Indicate changes below:

Dated:             , 2006

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.